Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") entered into as of July 14, 2006, by and among SimplaGene USA, Inc., a Nevada corporation ("SMPG"), SMPG Merger Co., Inc., a Delaware corporation and wholly owned Subsidiary of SMPG ("Merco"), New Colorado Prime Holdings, Inc., a Delaware corporation ("CPH"), and Craig Laughlin (the "SMPG Controlling Stockholder"). This Agreement contemplates a transaction in which SMPG will acquire all of CPH's outstanding stock for SMPG stock through a reverse subsidiary merger of Merco with and into CPH. CPH Stockholders will receive SMPG stock in exchange for their CPH stock.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1.     Definitions.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Certificate of Merger" means Certificate of Merger in the form attached hereto as Exhibit A.

"Closing"  has  the  meaning  set  forth  in  2(b)  below.

"Closing  Date"  has  the  meaning  set  forth  in  2(b)  below.

"COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code 4980B and of any similar state law.

"Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

"Confidential Information" means any information concerning the businesses and affairs of CPH and its Subsidiaries that is not already generally available to the public.

"CPH"  has  the  meaning  set  forth  in  the  preface  above.

"CPH Common Stock" means the common stock, $0.01 par value per share, authorized under the certificate of incorporation of CPH as of the date of this Agreement.

"CPH  Financial  Statements"  has  the  meaning  set  forth  in  3(h)  below.

"CPH  Most  Recent  Balance  Sheet"  has  the  meaning set forth in  3(h) below.

"CPH Preferred Stock" means the preferred stock, $0.01 par value per share, authorized under the certificate of incorporation of CPH as of the date of this Agreement.

"CPH Preferred Share(s)" means, as the context dictates, any one or more of the 22,199 shares of the CPH Preferred Stock issued and outstanding as of the Closing Date.

"CPH Share(s)" means, as the context dictates, any one or more of the 913,690 shares of CPH Common Stock issued and outstanding as of the Closing Date.

"CPH  Securities"  means, collectively, the CPH Shares and CPH Preferred Shares.

"CPH Stockholder" means any Person who or which holds any CPH Shares and/or CPH Preferred Shares.

"DGCL"  means  the General Corporation Law of the state of Delaware, as amended.

"Disclosure  Schedule"  has  the  meaning  set  forth  in  3  below.

"Dissenting CPH Share" means any CPH Share held of record by any stockholder who or which has exercised his, her, or its appraisal rights under the DGCL.

"Effective  Time"  has  the  meaning  set  forth  in  2(d)(i)  below.

"Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA 3(3)) and any other material employee benefit plan, program or arrangement of any kind.


"Employee  Pension  Benefit  Plan"  has  the  meaning  set forth in ERISA  3(2).

"Employee  Welfare  Benefit  Plan"  has  the  meaning  set forth in ERISA  3(1).

"ERISA"  means  the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means each entity that is treated as a single employer with CPH for purposes of Code 414.

"Exchanged SMPG Common Stock" means, as the context dictates, any one or more of the approximately 25,799,141 shares of SMPG Common Stock to be issued to the CPH Stockholders pursuant to 2(d)(v) below.

"Fiduciary"  has  the  meaning  set  forth  in  ERISA  3(21).

"GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

"Indemnified  Party"  has  the  meaning  set  forth  in  5(d)  below.

"Indemnifying  Party"  has  the  meaning  set  forth  in  5(d)  below.

"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge" means actual knowledge of an entity's directors or officers or, in the case of the SMPG Controlling Stockholder, the actual knowledge of that individual.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including without limitation any liability for Taxes.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of a Party and its Subsidiaries, taken as a whole (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether the other Parties have knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Merco"  has  the  meaning  set  forth  in  the  preface  above.

"Merger"  has  the  meaning  set  forth  in  2(a)  below.

"Multiemployer  Plan"  has  the  meaning  set  forth  in  ERISA  3(37).

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" means SMPG, Merco, CPH, or the SMPG Controlling Stockholder as the context dictates. SMPG, Merco, CPH, and the SMPG Controlling Stockholder are collectively the "Parties."

"PBGC"  means  the  Pension  Benefit  Guaranty  Corporation.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Plan of Merger" means the Plan of Merger in the form attached hereto as Exhibit B.

"Prohibited  Transaction"  has the meaning set forth in ERISA 406 and Code 4975.

"Reportable  Event"  has  the  meaning  set  forth  in  ERISA  4043.

"Requisite CPH Stockholder Approval" means a majority written consent duly signed by the holders of not less than 66 2/3% of the CPH Shares and not less than 66 2/3% of the CPH Preferred Shares in accordance with the requirements of the Stockholder Agreement, Amended and Restated Certificate of Incorporation and Bylaws of CPH and the DGCL that approves this Agreement and the Merger.

"SEC"  means  the  Securities  and  Exchange  Commission.

"SEC Reports" means the periodic and current reports filed by SMPG with the SEC pursuant to the Securities Exchange Act.

"Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"SMPG"  has  the  meaning  set  forth  in  the  preface  above.

"SMPG Common Stock" means the common stock, par value $0.001 per share, authorized under the articles of incorporation of SMPG in effect as of the date of this Agreement.

"SMPG  Controlling  Stockholder" has the meaning set forth in the preface above.

"SMPG  Financial  Statements"  has  the  meaning  set  forth  in  4(h)  below.

"SMPG  Most  Recent  Balance  Sheet"  has  the meaning set forth in  4(h) below.

"Stockholder Agreement" means the Amended and Restated Stockholders Agreement dated March 2, 2004, to which CPH is a party.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

"Surviving  Corporation"  has  the  meaning  set  forth  in  2(a)  below.

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

 2.     Basic  Transaction.

(a) Merger. On and subject to the terms and conditions of this Agreement, Merco will merge with and into CPH (the "Merger") at the Effective Time. CPH shall be the corporation surviving the Merger (the "Surviving Corporation").

(b) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parsons Behle & Latimer, in Salt Lake City, Utah, commencing at 10:00 a.m. local time on the same date as this Agreement, which is the "Closing Date."

(c) Actions at Closing. At the Closing, (i) CPH is delivering to SMPG and Merco minutes of meetings, written consents or other written evidence satisfactory to SMPG that the board of directors of CPH has approved this Agreement and the Plan of Merger, CPH has obtained the Requisite CPH Stockholder Approval, and the number of Dissenting CPH Shares does not exceed 5.0 percent of the number of outstanding CPH Securities; (ii) SMPG and Merco are delivering to CPH minutes of meetings, written consents or other written evidence satisfactory to CPH that the board of directors of SMPG and Merco have approved this Agreement and the Plan of Merger and SMPG, as the sole stockholder of Merco, has approved the Plan of Merger, and (iii) CPH, SMPG, and Merco are delivering duly signed copies of the Plan of Merger and Certificate of Merger. On the Closing Date CPH and Merco are taking all action reasonably required to promptly file with the office of the Secretary of State of the state of Delaware the Certificate of Merger, which includes the Plan of Merger.

(d)     Effect  of  Merger.

(i)     General.  The  Merger  shall  become  effective  at   the   time  (the
"Effective Time") CPH and Merco file the Certificate of Merger with the state of Delaware. The Merger shall have the effect set forth in the DGCL. Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either CPH or Merco in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate of Incorporation. The Certificate of Incorporation of Surviving Corporation shall be the Amended and Restated Certificate of Incorporation of CPH immediately prior to the Effective Time.

(iii) Bylaws. The Bylaws of Surviving Corporation shall be the Bylaws of CPH immediately prior to the Effective Time.

(iv) Directors and Officers. The directors and officers of CPH shall be and remain the directors and officers of Surviving Corporation at and as of the Effective Time, each holding the office with the Surviving Corporation that he or she held with CPH immediately prior to the Effective Time.

(v) Conversion of Securities. At and as of the Effective Time each CPH Share shall be converted into the right to receive 0.84709 shares of Exchanged SMPG Common Stock (for each CPH Stockholder a fractional share resulting from conversion of its aggregate holdings will be rounded up to the nearest whole share), and each CPH Preferred Share shall be converted into the right to receive 1,127.3175 shares of Exchanged SMPG Common Stock (for each CPH Stockholder a fractional share resulting from conversion of its aggregate holdings will be rounded up to the nearest whole share). No CPH Securities shall be deemed to be outstanding or to have any rights other than those described and provided for in this 2 at and after the Effective Time.

(vi) Termination of Options to Purchase CPH Shares. At and as of the Effective Time, each outstanding option or right to purchase or acquire any securities of CPH to which CPH is a party shall terminate and no longer represent any right to purchase any securities of CPH, Merco, or SMPG.

(vii) Conversion of Merco Securities. At and as of the Effective Time, all Merco Securities shall be converted into 1,000 shares of common stock of the Surviving Corporation, as such shares are constituted immediately following the Effective Time, and shall be owned by SMPG.

(viii)     Dissenting  Shares.

     (A) Each outstanding CPH Share or CPH Preferred Share, the holder of which has demanded and perfected its demand for payment of the fair value of its shares in accordance with 262 of the DGCL ("Appraisal Rights") and has not effectively withdrawn or lost its right to such payment ("Dissenting Shares") shall not be converted into or represent a right to receive Exchanged SMPG Common Stock pursuant to Section 2(d)(v) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights. Each holder of Dissenting Shares who becomes entitled to payment for its CPH Securities pursuant to the Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

     (B) If any holder of CPH Securities who demands appraisal of its shares under the Appraisal Rights shall effectively withdraw or lose (through failure to perfect or otherwise) its right to payment, such holder shall be entitled to receive Exchanged SMPG Common Stock for each of its CPH Securities as provided in 2(d)(v) above.

     (C) CPH shall give SMPG (I) prompt notice of any written demands for payment, withdrawals of demands for payment and any other instruments served pursuant to the Appraisal Rights received by CPH, and (II) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Appraisal Rights. CPH will not voluntarily make any payment with respect to any demands for payment and will not, except with the prior written consent of SMPG, settle or offer to settle any such demands.

     (e) Procedure for Exchange of Shares. Immediately after the Effective Time, SMPG will mail or cause to be mailed by certified mail, return receipt requested, to the former CPH Stockholders (excluding the holders of Dissenting Shares) at their addresses as they appear on the books and records of CPH a letter of transmittal for the CPH Stockholders to use in surrendering the certificates that represent their CPH Securities in exchange for certificates representing the Exchanged SMPG Common Stock to which they are entitled pursuant to the conversion under 2(d)(v). The Exchanged SMPG Common Stock issued in the Merger to the CPH Stockholders shall be, as of the Effective Time, fully paid and non-assessable, and shall be issued in reliance on exemptions from registration under the Securities Act and state securities laws, and will be "restricted securities" within the meaning of Rule 144 adopted under the Securities Act. SMPG will not pay any dividend or make any other distribution on Exchanged SMPG Common Stock (with a record date at or after the Effective
Time) to any record holder of outstanding CPH Securities until the holder surrenders for exchange its certificates that represented CPH Securities. SMPG instead will hold any such dividends and distributions and thereafter each remaining record holder of outstanding CPH Securities shall be entitled to look to SMPG (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Exchanged SMPG Common Stock and dividends and distributions thereon to which it claims to be entitled upon surrender of its certificates.

     (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of CPH Securities outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

      3. CPH's Representations and Warranties. CPH represents and warrants to SMPG, Merco, and the SMPG Controlling Stockholder that the statements contained in this 3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 3.

(a) Organization, Qualification, and Corporate Power. Each of CPH and its Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of CPH and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of CPH and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Capitalization. The entire authorized capital stock of CPH consists of 1,200,000 shares of CPH Common Stock, of which 913,690 CPH Shares are issued and outstanding as of the Closing Date, and 24,000 shares of CPH Preferred Stock, of which 22,198.9 shares are issued and outstanding as of the Closing Date. All of the issued and outstanding CPH Securities have been duly authorized and are validly issued, fully paid, and non-assessable. Except as described in 3(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require CPH to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CPH.

(c) Authorization of Transaction. CPH has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CPH cannot consummate the Merger unless and until it receives the Requisite CPH Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of CPH, enforceable in accordance with its terms and conditions.

(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will

(i) to the Knowledge of CPH violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CPH or any of its Subsidiaries is subject or (ii) violate any provision of the charter or bylaws of CPH or any of its Subsidiaries or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CPH or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). To the Knowledge of CPH, and other than in connection with the provisions of the DGCL, the Securities Act, and state securities laws, none of CPH and its Subsidiaries need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e) Brokers' Fees. Except as disclosed in 3(e) of the Disclosure Schedule, CPH does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(f) Title to Assets. CPH and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by it or shown on the CPH Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the CPH Most Recent Balance Sheet.

(g) Subsidiaries. 3(g) of the Disclosure Schedule sets forth for each Subsidiary of CPH (i) its name and jurisdiction of incorporation, (ii) the number of authorized shares for each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of CPH have been duly authorized and are validly issued, fully paid, and non-assessable. CPH and/or one or more of its Subsidiaries hold of record and own beneficially all of the outstanding shares of each Subsidiary of CPH, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require CPH or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of CPH to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of CPH. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of CPH. Neither CPH nor any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a Subsidiary of CPH. Except for the Subsidiaries set forth in 3(g) of the Disclosure Schedule, neither CPH nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

(h)     Financial  Statements.   3(h)  of  the  Disclosure Schedule contains the
following  financial  statements  (collectively the "CPH Financial Statements"):

(i) the audited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of CPH as at December 25, 2005 and December 26, 2004, and for the years then ended, and (ii) the unaudited financial statements of CPH (including balance sheet (the "CPH Most Recent Balance Sheet"), statement of income and statement of cash flows) as of March 31, 2006, and for the three months then ended. The CPH Financial Statements (i) have been prepared in accordance with GAAP and Regulation S-X promulgated under the Securities Act on a consistent basis for all periods (subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present the financial condition of the CPH as at said dates, and the results of its operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of CPH's financial condition and the results of its operations as of the dates of and for the periods covered by such Financial Statements, and

(v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities of CPH, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein.

(i) Events Subsequent to CPH Most Recent Balance Sheet. Since the date of the CPH Most Recent Balance Sheet and except as disclosed in 3(i) of the Disclosure Schedule, there has not been any Material Adverse Change to CPH and its Subsidiaries. Without limiting the generality of the foregoing, since that date, except as disclosed in 3(i) of the Disclosure Schedule:

(i)     Neither  CPH  nor  any  of  its   Subsidiaries   has   sold,   leased,
transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) Neither CPH nor any of its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

(iii) No Person (including CPH and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which CPH or any of its Subsidiaries is a party or by which it is bound;

(iv) Neither CPH nor any of its Subsidiaries has imposed any Liens upon any of its assets, tangible or intangible;

(v) Neither CPH nor any of its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

(vi) Neither CPH nor any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

(vii) Neither CPH nor any of its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $100,000 in the aggregate;

(viii) Neither CPH nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) Neither CPH nor any of its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

(x) There has been no change made or authorized in the charter or bylaws of CPH or any of its Subsidiaries;

(xi) Neither CPH nor any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xii) Neither CPH nor any of its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property that has a Material Adverse Effect;

(xiii) Neither CPH nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xiv) Neither CPH nor any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xv) Neither CPH nor any of its Subsidiaries has granted any increase in the base compensation of, or made any other change in employment terms for, any of its directors, officers, and employees outside the Ordinary Course of Business; and

(xvi) Neither CPH nor any of its Subsidiaries has committed to any of the foregoing.

(j) Undisclosed Liabilities. Neither CPH nor any of its Subsidiaries has any material Liability (and, to its Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) including Liability for Taxes, except for (i) Liabilities set forth on the face of the CPH Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities disclosed in 3(j) of the Disclosure Schedule and (iii) Liabilities which have arisen after the date of the CPH Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(k) Legal Compliance. Each of CPH and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect, and, to its Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(l)     Tax  Matters.

(i) Each of CPH and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by CPH or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where CPH or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CPH or any of its Subsidiaries.

(ii) Each of CPH and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(m)     Intellectual  Property.

(i) Each of CPH and its Subsidiaries owns and possesses, or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission, all Intellectual Property necessary for development, production, and sale of its products or services and necessary for the operation of the businesses of CPH and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by CPH and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by CPH and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder. Each of CPH and its Subsidiaries has taken all actions reasonably necessary to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) To the Knowledge of CPH, the Intellectual Property owned by CPH and its Subsidiaries that is not licensed or otherwise acquired from third Persons does not infringe upon or otherwise come into conflict with Intellectual Property rights of any other Person. Each of CPH and its Subsidiaries has never received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or violation if the Intellectual Property rights of any other Person (including any claim that CPH or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of CPH, no other Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of CPH and its Subsidiaries.

(n) Litigation. 3(n) of the Disclosure Schedule sets forth each instance in which CPH or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of CPH, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in 3(n) of the Disclosure Schedule could result in any Material Adverse Change. None of the directors and officers of CPH has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against CPH or that there is any Basis for the foregoing. No action, suit, or proceeding is pending or threatened against CPH or any of its Affiliates before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of SMPG to own the capital stock of Surviving Corporation and to control the Surviving Corporation, or (iv) affect adversely the right of the Surviving Corporation to own its assets and to operate its business.

(o) Employees. To the Knowledge of CPH, no executive, key employee, or group of employees has any plans to terminate employment with CPH. CPH is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. CPH has not committed any unfair labor practice. CPH does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of CPH.

(p)     Employee  Benefits.

(i) 3(p) of the Disclosure Schedule lists each Employee Benefit Plan that CPH or any of its Subsidiaries maintains or to which CPH or any of its Subsidiaries contributes or has any obligation to contribute.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

(C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of CPH and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(D) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and CPH is not aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

(E) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of CPH, threatened.

(ii) With respect to each Employee Benefit Plan that CPH, any of its Subsidiaries, or any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material liability or potential liability:

(A) No such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of CPH, threatened. The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and non-vested liabilities thereunder (determined in accordance with then current funding assumptions).

(B) Neither CPH nor any of its Subsidiaries has incurred any material liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

(iii) Neither CPH, nor any of its Subsidiaries, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in ERISA 4201) under or with respect to any Multiemployer Plan.

(iv) Neither CPH nor any of its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of CPH or any of its Subsidiaries other than in accordance with COBRA.

(q)     Certain  Business  Relationships  with CPH.  Except  as  set  forth in
Schedule 3(q) of this Agreement, none of CPH's directors, officers, employees, and shareholders, or to its Knowledge their respective Affiliates, has been involved in any business arrangement or relationship with CPH outside of employment within the past 12 months, and none of CPH's directors, officers, employees, and shareholders, or to its knowledge their respective Affiliates, owns any asset, tangible or intangible, which is used in the business of CPH.

(r) Internal Controls. CPH has in place adequate systems of internal controls sufficient to enable CPH and its management to obtain timely and accurate information regarding the business operations of CPH and all material transactions relating to CPH, and no material deficiency exists with respect to CPH's systems of internal controls.

(s)     Environmental  Laws.

(i) CPH has complied in all material respects with all Environmental Laws relating to its business and properties, and to the Knowledge of CPH there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any real property owned or leased by CPH the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with applicable Environmental Laws.

(ii)     CPH  has  not  received  notice  of   any   pending   or   threatened
litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of CPH, (ii) asserts or alleges that CPH is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that CPH is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials by CPH. CPH is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To CPH's Knowledge, it has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. CPH is not a participant in, nor does CPH have Knowledge of, any governmental investigation involving any real property owned or leased by CPH.

(iii) None of CPH or, to CPH's Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the real property owned or leased by CPH, which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

(iv) As used in this 3(s) and 4(s) (in the case of 4(s), substituting SMPG for CPH), the following terms have the following meanings:
"Environmental  Laws"  include  all  federal,  state,  and  local  laws,  rules,
 -------------------
regulations, ordinances, permits, orders, and consent decrees agreed to by CPH, relating to health, safety, and environmental matters applicable to the business and property of CPH. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as
                                             ----
amended; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Toxic Substances
       ------
Control  Act  ("TSCA"), 15 U.S.C.  2601 et seq., as amended; and the Clean Water
                ----
Act,  33  U.S.C.  1331  et  seq.,  as  amended.
"Hazardous  Substances",  "Release",  "Respond"  and  "Response"  shall have the
 ---------------------     -------     -------         --------
meanings assigned to them in CERCLA, 42 U.S.C. 9601, as amended. "Notice" means any summons, citation, directive, information request, notice of
 ------
potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any real property owned or leased by CPH; the imposition of any lien on any real property owned or leased by CPH, including but not limited to liens asserted by government entities in connection with CPH's response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

(t) Sensitive Payments. CPH has not, directly or indirectly (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control.

(u) Product Liability. Except as set forth in 3(u) of the Disclosure Schedule neither CPH nor any of its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, use, or consumption of any product manufactured, sold, or delivered by CPH or any of its Subsidiaries.

(v) Disclosure. The representations and warranties contained in this 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 3 not misleading.

      4. SMPG's, Merco's and SMPG Controlling Stockholder's Representations and Warranties. Each of SMPG, Merco, and the SMPG Controlling Stockholder, jointly and severally, represent and warrant to CPH that the statements contained in this 4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this 4.

(a) Organization. Each of SMPG and Merco is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of SMPG and Merco is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of SMPG and Merco has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Capitalization. The entire authorized capital stock of SMPG consists of 50,000,000 shares of SMPG Common Stock, of which 2,950,000 shares of SMPG Common Stock are issued and outstanding as of the Closing Date, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued. All of the issued and outstanding shares of SMPG Common Stock have been duly authorized and are validly issued, fully paid, and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SMPG to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to SMPG. As of the date hereof there are 189 stockholders of record of SMPG and, to the Knowledge of SMPG and the SMPG Controlling Stockholder, each such stockholder of record is the direct and beneficial owner of the shares of SMPG Common Stock recorded on the stockholder records of SMPG. Neither SMPG nor any of its representatives have received any formal or informal notification from the NASD or other official party or representative that the SMPG Common Stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board. A complete list of all persons and entities holding SMPG Common Stock as shown on the stockholder records of SMPG is set forth in 4(b) of the Disclosure Schedule.

(c) Authorization of Transaction. Each of SMPG and Merco has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of SMPG and Merco, enforceable in accordance with its terms and conditions.
(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) to the Knowledge of SMPG and the SMPG Controlling Stockholder, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either SMPG or Merco is subject or (ii) violate any provision of the charter, bylaws, or other governing documents of either SMPG or Merco or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either SMPG or Merco is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). To the Knowledge of SMPG and the SMPG Controlling Stockholder, and other than in connection with the provisions of the DGCL, the Securities Exchange Act, the Securities Act, and state securities laws, neither SMPG nor Merco needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e) Brokers' Fees. Except as disclosed in 4(e) of the Disclosure Schedule, neither SMPG, the SMPG Controlling Stockholder nor Merco has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(f) Title to Assets; Inactive. SMPG has been an inactive shell corporation since November 2004, with no assets other than cash. Except as disclosed in 4(f) of the Disclosure Schedule, SMPG and Merco are not parties to any agreements, contracts or leases and have no insurance policies or any employee benefit or other plans.

(g) Subsidiaries. SMPG has no Subsidiaries other than Merco, which was recently formed solely for the purpose of effecting the Merger contemplated by this Agreement. The authorized capital of Merco consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding as of the Closing Date. All of the issued and outstanding shares of common stock of Merco have been duly authorized and are validly issued, fully paid, and non-assessable. SMPG holds of record and owns beneficially all of the outstanding shares of Merco, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that should require SMPG to sell, transfer, or otherwise dispose of any capital stock of Merco or that could require Merco to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to Merco. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of Merco. Neither SPMG nor Merco controls directly or indirectly or has any direct or indirect equity participation in any other corporation, partnership, trust, or other business association. Neither SMPG nor Merco owns or has any right to acquire, directly, or indirectly, any outstanding capital stock of, or other equity interests in, any Person.
(h) Financial Statements. 4(h) of the Disclosure Schedule contains the Annual Report of SPMG on Form 10-KSB for the fiscal year ended August 31, 2005, and Quarterly Report of SMPG on Form 10-QSB for the six-month period ended February 28, 2006, which contain the following financial statements
(collectively  the  "SMPG  Financial  Statements"):  (i)  the  audited financial
                     ---------------------------
statements (including balance sheets, statements of income and statements of cash flows) of CPH as at August 31, 2005 and 2004, and for the fiscal years then ended, and (ii) the unaudited financial statements of CPH (including balance sheet (the "SMPG Most Recent Balance Sheet"), statement of income and statement of cash flows) as of February 28, 2006 and for the three months and six months then ended. The SMPG Financial Statements (i) have been prepared in accordance with GAAP and Regulation S-X promulgated under the Securities Act on a consistent basis for all periods (subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present the financial condition of the SMPG as at said dates, and the results of its operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of SMPG's financial condition and the results of its operations as of the dates of and for the periods covered by such Financial Statements, and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities of SMPG, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein. Merco has no operations and has not entered into any agreements other than in connection with this Agreement and has no assets or liabilities.

(i) Events Subsequent to SMPG Most Recent Balance Sheet. Since the SMPG Most Recent Balance Sheet and except as disclosed in 4(i) of the Disclosure Schedule, there has not been any Material Adverse Change to SMPG and Merco. Without limiting the generality of the foregoing, since that date, except as disclosed in 4(i) of the Disclosure Schedule:

(i)     SMPG  has  not  entered  into  any  agreement,   contract,   lease,   or
license  (or  series  of  related  agreements, contracts, leases, and licenses);

(ii) SMPG has not engaged in any business operations or activity or incurred any expense or liability, other than those activities and liabilities related to the negotiation of this Agreement and implementation of the transactions contemplated hereby and liabilities for general and administrative expenses consistent with past practice of SMPG;

(iii) SMPG has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

(iv) SMPG has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(v) There has been no change made or authorized in the charter or bylaws of SMPG; and

(vi)     SMPG  has  not  committed  to  any  of  the  foregoing.

(j) Undisclosed Liabilities. Neither SMPG nor Merco has any Liability (and, to its and the SMPG Controlling Stockholder's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) including Liability for Taxes, except for (i) Liabilities set forth on the face of the SMPG Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities disclosed in 4(j) of the Disclosure Schedule and (ii) Liabilities incurred in connection with the negotiation, preparation, and execution of this Agreement and consummating the transactions contemplated hereby (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(k) Legal Compliance. SMPG and Merco and their respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect, and to its and the SMPG Controlling Stockholder's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(l)     Tax  Matters.

(i) SMPG and Merco have filed all Tax Returns that they were required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by SMPG or Merco (whether or not shown on any Tax Return) have been paid. Neither SMPG nor Merco currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where SMPG or Merco does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of SMPG or Merco.

(ii) Each of SMPG and Merco has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employees, independent contractor, creditor, stockholder, or other third party.

(m) Litigation. 4(m) of the Disclosure Schedule sets forth each instance in which SMPG or Merco (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to its and the SMPG Controlling Stockholder's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in 4(m) of the Disclosure Schedule could result in any Material Adverse Change. None of SMPG or the SMPG Controlling Stockholder has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against SMPG or Merco or that there is any Basis for the foregoing. No action, suit, or proceeding is pending or threatened against SMPG, Merco, or any of their Affiliates before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of SMPG to own the capital stock of Surviving Corporation and to control the Surviving Corporation, or (iv) affect adversely the right of the Surviving Corporation to own its assets and to operate its business.

(n) Certain Business Relationships with SMPG. Except as set forth in the SEC Reports, none of SMPG's directors, officers, employees, and shareholders, or to its and the SMPG Controlling Stockholder's Knowledge, their respective Affiliates, has been involved in any business arrangement or relationship with SMPG within the past 12 months.

(o) Internal Controls. SMPG has in place adequate systems of internal controls sufficient to enable SMPG and its management to obtain timely and accurate information regarding the business operations of SMPG and all material transactions relating to SMPG, and no material deficiency exists with respect to SMPG's systems of internal controls.

(p) SEC Reports. SMPG has filed all SEC Reports required by it to be filed with the SEC and such reports filed in the 12-month period prior to the Closing Date have been filed timely or within any period of extension for filing allowed under applicable rules. All filings by SMPG with the SEC have contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or which could have a Material Adverse Effect on SMPG. All of the SEC Reports, as of the respective dates thereof, complied in all material respects with applicable requirements and regulations adopted under the Securities Exchange Act. SMPG is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

(q) Sensitive Payments. SMPG has not, directly or indirectly (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control.

(r) Employees. SMPG and Merco do not have any employees and all services provided by the SMPG Controlling Stockholder are provided to SMPG and Merco without charge. SMPG has never established or participated in any Employee Plans.

(s)     Environmental  Laws.

(i) SMPG has complied in all material respects with all Environmental Laws relating to its business and properties, and to the Knowledge of SMPG and the SMPG Controlling Stockholder there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any real property owned or leased by SMPG the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with applicable Environmental Laws.

(ii) SMPG has not received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the party of SMPG,
(ii) asserts or alleges that SMPG is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or
(iii) asserts or alleges that SMPG is required to pay all or any portion of the costs of any past, present or future disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials by SMPG. SMPG is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the SMPG's and the SMPG Controlling Stockholders Knowledge, SMPG has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. SMPG is not a participant in, or does SMPG and the SMPG Controlling Stockholder have Knowledge of, any governmental investigation involving any real property owned or leased by SMPG.

(iii) None of SMPG or, to CPH's and the SMPG Controlling Stockholder's Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the real property owned or leased by SMPG, which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

(t) Securities Issuance. The SMPG Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities laws. Neither SMPG nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the SMPG Common Stock to the registration requirements of the Securities Act.

(u) Disclosure. The representations and warranties contained in this 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 4 not misleading.

5.     Survival  and  Indemnification.

(a) Survival of Representations and Warranties. All representations and warranties and agreements contained in or made pursuant to this Agreement shall expire on the day that is 18 months following the Closing Date, except that if a claim or notice is given under this 5 with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue indefinitely until such claim is finally resolved.

(b) Liability of the SMPG Controlling Stockholder. The SMPG Controlling Stockholder agrees to indemnify and hold harmless CPH from and against any and all Losses, directly or indirectly as a result of, or based upon, or arising from any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by SMPG, Merco, and/or the SMPG Controlling Stockholder in or pursuant to this Agreement. In no event will the total liability of the SMPG Controlling Stockholder under this 5(b) exceed $160,000. The SMPG Controlling Stockholder shall not have any liability under this 5(b) for any Losses, unless the aggregate amount of all Losses resulting to CPH exceeds $10,000 (the "Allowance"), after which the SMPG Controlling Stockholder shall be liable for any additional Losses in excess of the Allowance up to the maximum amount of $160,000. At Closing the SMPG Controlling Stockholder will sign and deliver to CPH an escrow agreement in form acceptable to CPH pursuant to which the SMPG Controlling Stockholder will place in escrow for the benefit of CPH 900,000 shares of SMPG Common Stock to be collateral for payment of any indemnification obligation on the part of the SMPG Controlling Stockholder arising under this 5(b).

(c) Liability of SMPG. CPH agrees to indemnify and hold harmless SMPG, Merco, and the SMPG Controlling Stockholder from and against any and all Losses, directly or indirectly, as a result of, or based upon, or arising from, any (i) inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by CPH in or pursuant to this Agreement.

(d) Notice. Any party seeking indemnification with respect to any Loss (the "Indemnified Party") shall give notice to the party required to provide indemnity hereunder (the "Indemnifying Party") on or before the applicable date specified in 5(a).

(e)     Defense.  If  any  claim,  demand, or liability is asserted by any third
Person against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions brought against the Indemnified Party in respect of matters embraced by the indemnity. If, after a request to defend any action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith is conclusive in its favor against the Indemnifying Party; provided however, that if the Indemnifying Party has not received reasonable notice of the action against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. The Indemnifying Party shall not be permitted to settle an action against the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In connection with the defense of any action, each Party shall make available to the Party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of the action that are necessary or appropriate for such defense.

(f) Survival. This 5 shall survive any termination of this Agreement. Any matter as to which a claim has been asserted by notice to the other Party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this 5 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the Parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

(g) Not Exclusive Remedy. Except for the limitation on the monetary liability of the SMPG Controlling Stockholder set forth in 5(b), this 5 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

6.     Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

(b)     No  Third-Party  Beneficiaries.  This  Agreement  shall  not  confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in 2 above concerning the exchange of Exchanged SMPG Common Stock for CPH Securities are intended for the benefit of CPH Stockholders.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(e) Counterparts. This Agreement may be executed in one or more counterparts, (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)     Notices.  All   notices,   requests,   demands,   claims,   and   other
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If  to  SMPG  or  Merco:

     SimplaGene  USA,  Inc.
     Attn:  Craig  Laughlin,  President
     11900  Wayzata  Boulevard,  Suite  100
     Hopkins,  MN  55305
     Email:  srcfunding@aol.com
     Fax:  (952)  546-2529

If  to  SMPG  Controlling  Stockholder:

     Craig  Laughlin
     11900  Wayzata  Boulevard,  Suite  100
     Hopkins,  MN  55305
     Email:  srcfunding@aol.com
     Fax:  (952)  546-2529

If  to  CPH:

     New  Colorado  Prime  Holdings,  Inc.
     Attn:  Paul  A.  Roman,  Chief  Executive  Officer
     500  Bi-County  Boulevard,  Suite  400
     Farmingdale,  NY  11735
     Email:  paul.roman@cpfoods.com
     Fax:  (631)  694-8493

With  a  copy  to:

     Moomjian  &  Waite,  LLP
     Attn:  Gary  T.  Moomjian,  Esq.
     100  Jericho  Quadrangle,  Suite  225
     Jericho,  NY  11753
     Email:  garym@mwllplaw.com
     Fax:  516.937.5050

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

(i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. At Closing CPH will pay or cause to be paid to Parsons Behle & Latimer, counsel for SMPG, its fees and costs incurred in connection with the preparation of this Agreement and the consummation of all transactions contemplated hereby in an amount not to exceed $25,000. CPH will bear all of its own fees and costs incurred in connection with the preparation of this Agreement and the consummation of all transactions contemplated hereby.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context otherwise requires. The word "including" shall mean including without limitation.

(m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n) Tax Disclosure Authorization. Notwithstanding anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction's tax treatment and tax structure (as such terms are used in 6011 and 6112 of the Internal Revenue Code of 1986, as amended and regulations there under) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure, subject to compliance with disclosure obligations under applicable federal or state securities laws; provided, however, that such disclosure many not be made until the earlier of date of (A) public announcement of discussions relating to the transaction, (B) public announcement of the transaction, or (C) execution of an agreement to enter into the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transaction's tax treatment or tax structure, (B) the identities of participants or potential participants, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), or

(E) any other term or detail not relevant to the transaction's tax treatment or the tax structure.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

       SIMPLAGENE  USA,  INC.                        SMPG  MERGER  CO.,  INC.



By: /s/Craig  Laughlin                    By: /s/Craig  Laughlin
    ------------------                        ------------------
    Craig  Laughlin,  President               Craig  Laughlin,  President

SMPG  CONTROLLING  STOCKHOLDER

/s/Craig  Laughlin
------------------
Craig  Laughlin

NEW  COLORADO  PRIME  HOLDINGS,  INC.

By: /s/Paul  A.  Roman
    ------------------
    Paul  A.  Roman,  Chief  Executive  Officer

                                                                  EXHIBIT "A" TO
                                                    AGREEMENT AND PLAN OF MERGER

                              CERTIFICATE OF MERGER
                                       OF
                              SMPG MERGER CO., INC.
                                      INTO
                        NEW COLORADO PRIME HOLDINGS, INC.

                            UNDER SECTION 251 OF THE
                             GENERAL CORPORATION LAW

     The undersigned, an officer of NEW COLORADO PRIME HOLDINGS, INC., the surviving corporation ("CPH"), does hereby certify that:

FIRST:      The  constituent  corporations of the  merger  (the  "Merger"),  are
CPH, a Delaware corporation, and SMPG Merger Co., Inc., a Delaware corporation ("Merco").

SECOND: CPH and Merco have each approved, adopted, certified, executed, and acknowledged an agreement of merger (the "Plan of Merger"), with respect to the Merger in accordance with Subsection 251(c) of the General Corporation Law.

THIRD:      The  surviving  corporation  of  the Merger  will  be  New  Colorado
Prime  Holdings,  Inc.

FOURTH: The certificate of incorporation of CPH, as amended and/or restated through the date immediately preceding the date of this Certificate of Merger, shall be and remain the certificate of incorporation of CPH as the surviving corporation.

FIFTH:      The executed Plan of Merger is on file at  the  principal  place  of business of CPH, located at 500 Bi-County Boulevard, Suite 400, Farmingdale, NY 11735.

SIXTH:      Any  stockholder of either CPH or Merco will  be  furnished  with  a copy  of  the  Plan  of  Merger  without  cost  upon  request  to  CPH.

     IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Merger as the act and deed of CPH as of this 14 day of July 2006.

NEW  COLORADO  PRIME  HOLDINGS,  INC.



By: /s/Paul  A.  Roman
    ------------------
     Paul  A.  Roman,  Chief  Executive  Officer

                                                                  EXHIBIT "B" TO
                                                    AGREEMENT AND PLAN OF MERGER

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") is made and entered into this 14 day of July 2006, by and between New Colorado Prime Holdings, Inc., a Delaware corporation ("CPH"), and SMPG Merger Co., Inc., a Delaware corporation ("Merco"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

     RECITALS

     WHEREAS, CPH is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital of 1,200,000 shares of common stock, par value $0.01 per share (the "CPH Common Stock"), of which 913,690 shares are issued and outstanding as of the date hereof, and 24,000 shares of preferred stock, par value $0.01 per share (the "CPH Preferred Stock"), of which 22,198.9 shares are issued and outstanding as of the date hereof;

     WHEREAS, Merco is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital of 1,000 shares of common stock, par value $0.001 per share (the "Common Stock of Merco"), of which 1,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, the respective boards of directors of Merco and CPH have each duly approved this Plan providing for the merger of Merco with and into CPH with CPH as the surviving corporation (the "Merger") as authorized by the statutes of the state of Delaware;

     WHEREAS, Merco is a wholly-owned subsidiary of SimplaGene USA, Inc., a Nevada corporation ("SMPG"), and SMPG and CPH propose to merge Merco with and into CPH and in connection therewith, an aggregate of approximately 25,799,141 shares of SMPG common stock, par value $0.001 per share (the "Exchanged SMPG Common Stock") will be issued in exchange for all of the issued and outstanding shares of CPH Common Stock and CPH Preferred Stock.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of CPH Common Stock and CPH Preferred Stock to be converted into shares of Exchanged SMPG Common Stock and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                    ARTICLE I

                    MERGER AND NAME OF SURVIVING CORPORATION

     On the effective date of the merger, Merco and CPH shall cease to exist separately and Merco shall be merged with and into CPH, which is hereby designated as the "Surviving Corporation," the name of which on and after the effective date of the merger shall remain "New Colorado Prime Holdings, Inc."

                                   ARTICLE II

                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

     (a)     On  the  effective  date  of  the  merger:

          (1) Merco shall be merged into CPH to form a single corporation, and CPH shall be, and is designated herein as, the Surviving Corporation;

          (2)     the  separate  existence  of  Merco  shall  cease;

          (3) the Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the General Corporation Law of the state of Delaware; and

          (4) the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Constituent Corporations; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

     (b) On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof, shall consist of the members of the board of directors of CPH immediately prior to the merger; to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Delaware.

     (c) On the effective date of the merger, the officers of the Surviving Corporation shall be the officers of CPH immediately prior to the merger, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Delaware.

                                   ARTICLE III

                      MANNER AND BASIS OF CONVERTING SHARES

     The manner and basis of converting the shares of CPH Common Stock and CPH Preferred Stock into shares of the Exchanged SMPG Common Stock and the mode of carrying the merger into effect are as follows:

     (a) Each one share of the CPH Common Stock outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into 0.84709 fully-paid and non-assessable share of Exchanged SMPG Common Stock (with any fractional share resulting from the exchange and conversion rounded to the nearest whole share), so that the 913,690 outstanding shares of CPH Common Stock are converted into an aggregate of approximately 773,978 shares of Exchanged SMPG Common Stock, which shares of Exchanged SMPG Common Stock shall thereupon be duly and validly issued and outstanding, fully-paid, and non-assessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payment with respect thereto. Each one share of the CPH Preferred Stock outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into 1,127.3175 fully-paid and non-assessable shares of Exchanged SMPG Common Stock (with any fractional share resulting from the exchange and conversion rounded to the nearest whole share), so that the 22,198.9 outstanding shares of CPH Preferred Stock are converted into an aggregate of approximately 25,025,163 shares of Exchanged SMPG Common Stock, which shares of Exchanged SMPG Common Stock shall thereupon be duly and validly issued and outstanding, fully-paid, and non-assessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payment with respect thereto. After the effective date of the merger, each holder of an outstanding certificate which prior thereto represented shares of the CPH Common Stock or CPH Preferred Stock shall be entitled on surrender thereof to the transfer and exchange agent of SMPG and on execution and delivery of a representation letter in a form acceptable to SMPG, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Exchanged SMPG Common Stock into which the shares of CPH Common Stock or CPH Preferred Stock so surrendered shall have been converted as set forth above, in such denominations and registered in such names as such holder may request. Until so surrendered, each such outstanding certificate which, prior to the effective date of the merger, represented shares of CPH Common Stock or CPH Preferred Stock shall for all purposes evidence the shares of Exchanged SMPG Common Stock into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of Exchanged SMPG Common Stock into which shares of CPH Common Stock or CPH Preferred Stock shall have been converted shall be set aside by SMPG and shall not be paid to holders of certificates representing such shares of CPH Common Stock or CPH Preferred Stock until such certificates shall have been surrendered in exchange for certificates representing shares of Exchanged SMPG Common Stock, and on such surrender, holders of such shares shall be entitled to receive such dividends or other distributions without interest.

     (b) All shares of Exchanged SMPG Common Stock into which shares of the CPH Common Stock or CPH Preferred Stock shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to the shares of CPH Common Stock and CPH Preferred Stock.

     (c) If any certificate for shares of Exchanged SMPG Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to SMPG or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of common stock of SMPG in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of SMPG or any agent designated by it that such tax has been paid or is not payable.

                                   ARTICLE IV

                     CERTIFICATE OF INCORPORATION AND BYLAWS

     The certificate of incorporation of CPH shall, on the merger becoming effective, be and constitute the certificate of incorporation of the Surviving Corporation unless and until amended in the manner provided by law. The bylaws of CPH shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation unless and until amended in the manner provided by law.

                                    ARTICLE V

                     OTHER PROVISIONS WITH RESPECT TO MERGER

     This Plan shall be submitted for approval to the stockholders of each of the Constituent Corporations as provided by the laws of the state of Delaware. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the laws of the state of Delaware, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the state of Delaware.

                                   ARTICLE VI

                   APPROVAL AND EFFECTIVE DATE OF THE MERGER;
                              MISCELLANEOUS MATTERS

     The merger shall become effective when all the following actions shall have been taken:

     (a) This Plan shall be authorized, adopted, and approved on behalf of the Constituent Corporations in accordance with the laws of the state of Delaware; and

     (b) A Certificate of Merger in the form attached as an exhibit to the Reorganization Agreement signed in accordance with the laws of the state of Delaware, shall be filed in the office of the Secretary of State of the state of Delaware.

     The date on which such actions are completed and such merger is effective is herein referred to as the "effective date."

     If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Merco acquired or to be acquired by, or as a result of, the merger, the officers and directors of the Surviving Corporation or any of them shall be, and they hereby are, severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

     For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

     This Plan shall be governed by and construed in accordance with the laws of the state of Delaware.

     This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan of Merger to be executed, all as of the date first-above written.

NEW  COLORADO  PRIME  HOLDINGS,  INC.          SMPG  MERGER  CO.,  INC.



By:/s/ Paul  A.  Roman                           By:/s/ Craig  Laughlin
   -------------------                              -------------------
     Paul  A.  Roman,  Chief  Executive  Officer      Craig  Laughlin, President


     SIMPLAGENE USA, INC. hereby joins in the foregoing Plan of Merger, agrees that it will be bound thereby, and agrees that it will deal and perform all of the acts and obligations therein referred to or provided to be done by it.

                              SIMPLAGENE USA, INC.

By: /s/Craig  Laughlin
    ------------------
     Craig  Laughlin,  President